                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [ ]   Confidential, for Use of the
                                                 Commission Only
                                                 (as permitted by Rule 14a-
                                                 6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12


                       PAPERCLIP IMAGING SOFTWARE, INC.
 ................................................................................
               (Name of Registrant as Specified In Its Charter)

 ................................................................................
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11 (c)(1)(ii), 14A-6(i)(1), or
         14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         .......................................................................


         2)       Aggregate number of securities to which transaction applies:

         .......................................................................


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         .......................................................................


         4)       Proposed maximum aggregate value of transaction:

         .......................................................................


         5)       Total fee paid:

         .......................................................................

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                  1)       Amount Previously Paid:

                           ...............................................


                  2)       Form, Schedule or Registration Statement No.:

                           ...............................................


                  3)       Filing Party:

                           ...............................................


                  4)       Date Filed:

                           ...............................................

                                                             Preliminary Copies


                       PAPERCLIP IMAGING SOFTWARE, INC.
                            Three University Plaza
                         Hackensack, New Jersey 07601

                                _______________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 July 29, 1996

                                _______________

To Shareholders:

          The Annual Meeting of Shareholders of PaperClip Imaging Software, Inc. (the "Company") will be held at the Company's offices at Three University Plaza, Hackensack, New Jersey 07601, 6th Floor, on Monday, July 29, 1996 at 5:00 p.m., for the following purposes:

               1.       To elect three directors to the Board of Directors;

               2. To consider and authorize a proposal to amend Article FOURTH of the Company's Certificate of Incorporation to increase the authorized shares of the Company's common stock from 15,000,000 shares, par value $.01 per share, to 30,000,000 shares, par value $.01 per share;

               3. To consider and authorize a proposal to amend Article FIRST of the Company's Certificate of Incorporation to change the Company's name to "PaperClip Software, Inc."

               4. To approve and ratify the proposed amendments to the Company's 1995 Stock Option Plan; and

               5. To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on June 13, 1996 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

          Your copy of the Annual Report of the Company for the year ended December 31, 1995 on Form 10-KSB and 10-KSB/A is enclosed. The 1995 Annual Report does not form any part of the material for the solicitation of proxies.

          Shareholders who do not expect to be present at the meeting are urged to complete, date, sign and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.




                                    BY ORDER OF THE BOARD OF DIRECTORS,


                                    Michael Suleski, Secretary

Hackensack, New Jersey
June 20, 1996

          THIS IS AN IMPORTANT MEETING, AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       PAPERCLIP IMAGING SOFTWARE, INC.
                            Three University Plaza
                         Hackensack, New Jersey 07601

                                _______________

              Proxy Statement for Annual Meeting of Shareholders
                                 July 29, 1996

                                _______________


Solicitation and Revocation of Proxies

          This Proxy Statement and the form of proxy accompanied by the Annual Report of the Company on Forms 10-KSB and 10-KSB/A for the year ended December 31, 1995, anticipated to be mailed on or about July 1, 1996, is solicited by and on behalf of the Board of Directors of PaperClip Imaging Software, Inc., a Delaware corporation (the "Company") for the Annual Meeting of Shareholders, to be held on Monday, July 29, 1996, at the offices of the Company, Three University Plaza, Hackensack, New Jersey 07601, 6th Floor, at 5:00 p.m., including any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting and Proxy Statement.

          If the enclosed form of proxy is executed and returned, it will be voted as directed, but may be revoked at any time, either by a written notice of the revocation received by the persons named therein, or by voting the shares covered thereby in person or by another proxy dated subsequent to the
date thereof.   In the absence of specific instructions by the shareholders, proxies will be voted for the election of directors, for the authorization to amend the Company's Certificate of Incorporation (i) to increase the authorized common stock, par value $.01 per share (the "Common Stock") (ii) and to change its name to PaperClip Software, Inc., and for approval of the amendment of the 1995 Stock Option Plan (the "1995 Option Plan"). Abstentions and broker non-votes will be counted for purpose of a quorum, but are not votes cast and therefore will not be counted in determining voting results. The form of proxy vests in the persons named therein as proxies, discretionary authority to vote on any matter that may properly come before the meeting not presently known to the Board of Directors.

          A plurality of votes cast, in person and by proxy, is necessary to effectuate the election of directors. For authorization to amend the Certificate of Incorporation to increase the authorized Common Stock and to change the Company's name, and to approve the amendment to the 1995 Option Plan, affirmative votes of a majority of the shares present at the meeting, by proxy or in person, are required.

          The cost of preparing and mailing the Notice of Annual Meeting and Proxy material and soliciting proxies will be paid by the Company. In addition to the use of the mails, officers, directors or employees of the Company, who will receive no additional compensation therefor, may solicit proxies by telephone or personal interview. The Company will request brokers, nominees, fiduciaries and custodians to forward proxy materials to their beneficial owners, and will reimburse such persons for reasonable expenses incurred by them in forwarding the proxy materials.

Record Date

          The Board of Directors has fixed the close of business on June 13, 1996, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Only shareholders of record on that date are entitled to vote at the meeting.

Voting Securities

          As of June 13, 1996, 7,714,681 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting,.

                                    Item 1

                             ELECTION OF DIRECTORS

          At the Annual Meeting, the shareholders will elect three members to the Board of Directors of the Company to serve for a one year term or until their successors have been elected and qualified. The By-laws of the Company provide that the Board of Directors shall not be less than three nor more than seven in number. Since less than the maximum number of directors are to be elected, which is permissible pursuant to the Company's By-laws, proxies cannot be voted for a greater number of persons than the number of nominees named.
The By-laws further provide that the majority of directors, although less than a quorum, have the right to appoint candidates to fill any vacancies on the Board, whether through death, retirement or other termination of a director, or through an increase in the Board. Upon such appointment such director shall serve until the next election of directors.

          The affirmative vote of a plurality of the shares of Common Stock represented at the meeting is required to elect directors. Cumulative voting is not permitted in the election of directors. Each shareholder is entitled to one vote for each share of Common Stock held in his name. The persons named as proxies in the form of proxy solicited hereby intend to vote all valid proxies received in favor of the election of the three nominees as directors except where authority to so vote is withheld by the shareholder. Each nominee has consented to be named herein and to serve on the Board of Directors if elected. If any nominee is unable to serve as a director (which presently is not anticipated), the proxies will be voted for such substituted nominee who may be
designated by the present Board of Directors.   Each nominee is now serving as
a director of the Company. Proxies will have full discretion to vote for another person designated by the Board, or, if none is so designated, to vote for persons of their own choice. Proxies may not be voted for the election of more than three persons to the Board.

                             Nominees For Election

                                                                                  Served as
                                                                                  Officer and/or
  Name                  Age              Position with the Company                Director Since
  ----                  ---              -------------------------                --------------
William Weiss           52                Chief Executive Officer
                                          and Director;                                1991
                                          Treasurer                                    1991

Sol Rosenberg           51                President, Chief Technology
                                          Officer and Director                         1991

Michael Suleski         34                Vice President (Engineering);                1992
                                          Secretary and Director                       1995


          WILLIAM WEISS, a founder of the Company, has been engaged in computer services with public and private companies over the years. Since January, 1980, Mr. Weiss has been an executive officer (President since November, 1988) and a director of Medical Registry Services, Inc., a computer software company which sells and services a computerized system for cancer record keeping in
hospitals.   Mr. Weiss devotes approximately 35-40 hours per week to the
Company and approximately 25-30 hours per week to Medical Registry Services, Inc. Mr. Weiss received a B.S. from the Wharton School of the University of Pennsylvania and a J.D. from New York Law School.

          SOL ROSENBERG, a founder of the Company, has worked with Mr. Michael Suleski to develop the DOS Network Edition. From February, 1989 through July, 1991, Mr. Rosenberg had been the President of Synercon Corporation, a firm specializing in computer based solutions for the medical profession. Mr. Rosenberg has many years of experience in corporate technology, development of system designs and software systems. Mr. Rosenberg received his B.S.E.E. from the City College of New York and his M.S. and Ph.D. from Columbia University.

          MICHAEL SULESKI, a founder of the Company, has been its Director of Research and Development from its inception in October, 1991 to August, 1992, when he was elected Vice President (Enginering). From July, 1991 through October, 1991, Mr. Suleski worked with Mr. Sol Rosenberg to develop the DOS Network Edition. From April, 1989 through July. 1991, he was a Senior Engineer with Synercon Corp., a firm specializing in computer based solutions for the medical profession. Mr. Suleski's prior experience was in software engineering with two other manufacturers of commercial industrial control systems and military electronics. Mr. Suleski received a B.S. and a M.S. degree from Fairleigh Dickenson University's College of Science and Engineering.


          There is no family relationship between any officer or director of the Company.

          This is the Company's first Annual Meeting of Shareholders since it became a public company in September, 1995. Since the Company became public there have been seven meetings of the Board of Directors, including actions by unanimous written consent. All directors participated at all the meetings.

          The Company is small and the Board handles all matters that otherwise might be dealt with by a nominating, compensation or audit committee, none of which the Company has. In lieu of any cash compensation or per meeting fees to directors for acting as such, the Company has provided directors, among others, with options to purchase Common Stock of the Company at fair market value, and occasionally at a discount from fair market value, at the date of grant. See "Executive Compensation - Options, Warrants or Rights" and " Security Ownership of Certain Beneficial Owners and Management."

          Pursuant to the terms of the underwriting agreement between the Company and A.R. Baron & Co., Inc. ("Baron"), the underwriter of the Company's 1995 public offering, the underwriter has the right to nominate one person for election to the Company's Board of Directors and the Company would be required to use its best efforts to cause the election of such nominee. This would increase the Board to four directors. To date, Baron has not designated a nominee for election and has not indicated its intention to do so.

          The Company's officers are chosen by the Board of Directors and serve at the pleasure of the Board, subject to employment agreements. The loss of the services of any one of the directors could have a material adverse effect on the Company.

Compliance with Section 16

          Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's directors and executive officers, to file reports with the Securities and Exchange Commission regarding beneficial ownership of equity securities of the Company. Each of William Weiss, Sol Rosenberg and Michael Suleski filed one late report covering the acquisition of options by each of them in January, 1996.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS SET FORTH ABOVE.

                            EXECUTIVE COMPENSATION

          The Summary Compensation Table below sets forth compensation paid by the Company for the last three fiscal years ended December 31, 1995 for services in all capacities for its Chief Executive Officer and each of its principal executive officers whose total annual salary and bonus exceeded

$100,000.

                          Summary Compensation Table
                                                                Long Term
                                                            Compensation Awards
                           Annual Compensation
   (a)                     (b)                (c)                   (g)
                                                                 Securities
Name and                                                         Underlying
Principal Position         Year              Salary($)         Options/SARs(#)
- ------------------         ----              ---------         ---------------
William Weiss              1995              120,000(1)              0(2)
CEO                        1994              120,000(1)              0
                           1993              120,000                 0

Sol Rosenberg              1995              120,000(3)              0(2)
President                  1994              120,000(3)              0
                           1993              114,000                 0

Helaine Fischer            1995              137,500                 0
V.P., Sales &              1994              150,000(4)              0
Marketing                  1993              150,000                 0

_______________

(1) $105,000 of Mr. Weiss's 1994 salary was accrued in 1994 and paid in 1995. $60,000 of Mr. Weiss's 1995 salary was accrued in 1995, and paid in 1996.

(2) Does not include options to purchase 50,000 shares of Common Stock each granted to Messrs. Weiss and Rosenberg in 1996 under the 1995 Option Plan.

(3) $34,000 of Mr. Rosenberg's 1994 salary was accrued in 1994 and paid in 1995. $12,000 of Mr. Rosenberg's 1995 salary was accrued in 1995 and paid in 1996.

(4) $46,000 of Ms. Fischer's 1994 salary was accrued in 1994 and paid in 1995.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

          William Weiss, Chief Executive Officer of the Company, and Sol Rosenberg, President of the Company, have each entered into employment agreements with the Company each for a term ending December 31, 1998. In accordance with their respective contracts, each of Messrs. Weiss and Rosenberg is entitled to $120,000 compensation per annum. Messrs. Weiss and Rosenberg's annual compensation will be increased to $150,000 per annum after the end of the first fiscal year in which the Company is profitable. In addition, Mr. Rosenberg's contract provides for a severance payment upon termination without cause not to exceed $120,000 and requires the Company to purchase and maintain disability insurance for his benefit.

          Michael Suleski, Vice President, Engineering, has an employment agreement with the Company which will expire on December 31, 1996. His compensation pursuant to such agreement was $72,000 per annum, subject to increase by the Board of Directors. As of January 1, 1996, Mr. Suleski's annual salary was increased to $100,000.

          Helaine Fischer, Vice President, Sales and Marketing, had an employment agreement with the Company that expired on April 30, 1996. Under the terms of that agreement, Ms. Fischer worked full time for the Company through July 31, 1995. From August 1, 1995 through December 31, 1995, she worked four days per week. From January 1, 1996 through April 30, 1996, she worked three days per week, after which Ms. Fischer's tenure as Vice President, Sales and Marketing, and as an employee of the Company ended. Under Ms. Fischer's employment agreement she received a salary of $150,000 per annum for full time work (i.e., five days per week with customary vacations), which amount was prorated for the number of days worked beginning in August 1995. Ms. Fischer may, from time to time in the future, render services to the Company on a consulting or part-time basis.

          The Company has entered into confidentiality agreements with its employees (including its Executive Officers) that prohibit disclosure of confidential information to anyone outside of the Company both during and subsequent to employment.

          The Company is the sole beneficiary of $1,000,000 term life insurance policies covering each of Messrs. Weiss and Rosenberg.

Options, Warrants or Rights

          In March, 1993, the Company adopted its 1993 Stock Option Plan (the "1993 Option Plan") covering 58,126 shares of Common Stock, pursuant to which key employees, other than directors, of the Company were eligible to receive stock options, either incentive or non-qualified stock options. The 1993 Option Plan expires February 1, 2003 and is administered by the Board of Directors. The selection of participants, allotment of shares, determination of price and other conditions of the purchase of options were determined by the Board of Directors. Stock options granted under the 1993 Option Plan are exercisable for a period of up to ten years from the date of grant. Incentive stock options are granted at not less than 100% of fair market value of the Common Stock on the date of grant, unless the key employee is a substantial shareholder, defined in the 1993 Option Plan as owning more than 10% of the total combined voting power of all classes of stock of the Company, in which event the exercise price of an incentive stock option is 110% of the fair market value of the Common Stock on the date of an option grant. The option price of non-qualified stock options granted under the 1993 Option Plan is not less than 100% of the fair market value of the Common Stock, unless the Board of Directors determines to grant options at a lower percentage. Generally, options are non-transferable except by the laws of descent and distribution. If an optionee ceases to be employed by the Company, the option will terminate three months after he ceases to be so employed, and if the option is an incentive stock option, the option may be exercised one year from cessation of employment if caused by death or disability. Options may be exercised with cash, or with the consent of the Board of Directors, in whole or in part in shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made.

          As of May 31, 1996, all of the options under the 1993 Option Plan had been granted. As of that date, 12,328 options expired, 45,798 options were outstanding, and none have been exercised. All options were incentive stock
options.   All such options are for a period of five years, expiring over periods from 1998 to 2000, exercisable $2.595. No options were granted at discounts from the fair market value of the Common Stock on the date of grant.

          None of the named executive officers in the Summary Compensation Table were granted any 1993 stock options.

          In May, 1995, the Company adopted the 1995 Option Plan, amended by the Board of Directors on May 10, 1996, to eliminate the administrative concept that committee members administering the 1995 Option Plan must be "disinterested persons." This concept was inadvertently included in the 1995 Option Plan. The amendment is subject to approval of shareholders. See Item 4, "Proposal to Amend the Company's 1995 Stock Option Plan."

          The 1995 Option Plan is similar to the Company's 1993 Option Plan, except that directors, former directors and consultants are included as participants in the 1995 Option Plan.

          There are 1,000,000 shares of Common Stock reserved for issuance under the 1995 Option Plan, which Plan expires March 1, 2005 and is administered by the Board of Directors. As of May 31, 1996, options to acquire 346,042 shares of Common Stock had been granted under the 1995 Stock Plan. At such date 2,500 options had expired, 343,542 options remain outstanding and
none had been exercised.   Of the 343,542 outstanding options, 206,700 are
incentive stock options with an exercise period of 10 years, at exercise prices ranging from $1.125 per share to $2.25 per share. The remaining 136,842 options outstanding are non-qualified and are exercisable for 10 years at exercise prices ranging from $.005 per share to $2.50 per share. No named executive officer in the Summary Compensation Table received any 1995 stock options in fiscal 1995. In January, 1996, William Weiss and Sol Rosenberg each received options for 50,000 shares of Common Stock exercisable at $2.375 per share and Michael Suleski received options for 40,000 shares of Common Stock,

16,000 exercisable at $.005 and 24,000 exercisable at $2.375 per share (as adjusted for the 2:1 stock-split effected May 23, 1996). See Item 4, "Proposal to Amend the Company's 1995 Stock Option Plan."

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

          The following table sets forth as of June 13, 1996, the names and beneficial ownership of the equity securities of the Company for directors, individually itemized, and for directors and officers as a group, without naming them, and for each of the named executive officers disclosed in the Summary Compensation Table (see "Executive Compensation") and for shareholders known to the Company to beneficially own more than 5% of its voting securities.

                                   Amount and Nature
Name and Address                   of Beneficial             Percent of
of Beneficial Owner*               Ownership(1)              Class(2)
- --------------------               -----------------         ----------
William Weiss                         485,770(3)                 6.2%

Sol Rosenberg                         318,918(4)                 4.1%

Michael Suleski                        96,238(5)                 1.2%

All directors and executive
officers as a group (3 persons)       866,260                   11.0%

______________
* Addresses are c/o PaperClip Imaging Software, Inc., Three University Plaza, Hackensack, New Jersey 07601.

(1) Based upon information furnished to the Company by either the directors and officers or obtained from the stock transfer books of the Company. The Company is informed that these persons hold sole voting and dispositive power with respect to the shares of Common Stock except as noted herein.

(2) Based on 7,714,681 shares of Common Stock outstanding. Does not include (i) 58,126 of Common Stock reserved for issuance under the 1993 Option Plan; (ii) 1,000,000 shares of Common Stock reserved for issuance under the 1995 Option Plan; (iii) 365,746 shares of Common Stock reserved for issuance under bridge warrants exercisable at $1.125 per share through April, 2000; (iv) 45,608 shares of Common Stock reserved for issuance under warrants issued in connection with 8% secured notes, exercisable at $1.625 per share through August 8, 2002; (v) 3,599,500 shares of Common Stock reserved for issuance under Class A Warrants exercisable at $3.125 per share through August 9, 2000; (vi) 359,950 shares of Common Stock reserved for issuance under an option granted to the underwriter of the Company's 1995 public offering exercisable at $3.375 per share through 2000; and (vii) 359,950 shares of Common Stock reserved for issuance under a warrant held by the underwriter exercisable at $4.219 per share through 2000. For purposes of computing the percentage of outstanding shares held by each person or group of persons named in this table, any securities which such person or group of persons has the right to acquire within 60 days of June 13, 1996 is deemed to be outstanding for purposes of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes (i) 50,000 shares of Common Stock underlying options under the 1995 Option Plan; (ii) 34,666 shares of Common Stock held by the Sol Rosenberg Family Trust of which Mr. Weiss is one of the trustees;
         (iii) 20,000 shares of Common Stock underlying Class A Warrants owned by the Medical Registry, Inc. Profit Sharing Trust dated January 1, 1991 of which Mr. Weiss is a trustee and beneficiary; and (iv) 1,848 shares of Common Stock underlying warrants obtained in a private placement.

(4) Includes (i) 50,000 shares of Common Stock underlying options under the 1995 Option Plan and (ii) 34,666 shares of Common Stock held by the Sol Rosenberg 1994 Family Trust of which William Weiss and Mr. Rosenberg's spouse are the trustees and of which Trust Mr. Rosenberg's spouse and children are the beneficiaries.

(5) Includes (i) 15,408 shares of Common Stock underlying options under the 1993 Option Plan; and (ii) 40,000 shares of Common Stock underlying options under the 1995 Option Plan.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Private Placements Prior to Bridge Financing

          The amounts of shares of Common Stock as reflected herein and the exercise and conversion prices of the warrants, options and notes have been adjusted for the two-for-one stock split effected May 23, 1996.

          As of October 8, 1991, the then existing stockholders of the Company's predecessor transferred to the Company's predecessor the DOS version of the Network Edition and all marketing and promotional plans developed by them in connection therewith, solely in exchange for 3,852 shares of the common stock of the Company's predecessor. Immediately prior to the merger between the Company and its predecessor in March, 1992, the stockholders exchanged their 3,852 shares in the predecessor for 770,392 shares of Common Stock.

          Prior to its April 1995 bridge financing (see "Bridge Financing" below), the Company raised capital through five private placements pursuant to
Section 506 of Regulation D promulgated under the Securities Act of 1933 (the "Act"). On June 5, 1992, the Company consummated a private placement of Common Stock (the "First Private Placement") for $2,000,000 which commenced on March 23, 1992. On January 12, 1993, the Company consummated a second private placement of Common Stock (the "Second Private Placement") for $1,644,584,

which commenced on January 4, 1993. On February 14, 1994, the Company consummated the final closing of a third private placement of Common Stock (the "Third Private Placement") for $2,842,640, which commenced on August 3, 1993. On July 21, 1994, the Company consummated a fourth private placement (the "Fourth Private Placement") of its 8% secured promissory notes (the "8% Notes") and warrants to purchase 45,608 shares of Common Stock for $350,000, which commenced on July 7, 1994. On December 30, 1994, the Company consummated the second and final closing of a fifth private placement of Common Stock (the "Fifth Private Placement") for an aggregate of $728,125, $195,000 of which was raised from the surrender of $195,000 face amount of its 8% Notes. The Fifth Private Placement commenced on October 26, 1994.

          The Company also raised capital through three private placements pursuant to Regulation S promulgated under the Act. On February 18, 1994, the Company consummated its first Regulation S offering of Common Stock for $200,000, which commenced on February 1, 1994. On August 31, 1994, it consummated its second Regulation S offering of 8% Notes for $20,000, which commenced on July 8, 1994. On December 30, 1994, it consummated its third Regulation S offering for 12,326 shares of Common Stock resulting form the surrender of $20,000 face amount of 8% Notes. Such offering had commenced on October 26, 1994.

          At various times from January 1, 1992 through June 5, 1992, William Weiss, the Chief Executive Officer, Treasurer and a director of the Company, and his associate, Sabetay Sides, loaned the Company an aggregate of approximately $165,000 ($50,000 of which was satisfied by the Company's issuance of 73,310 shares of Common Stock). The remaining loans (approximately $115,000) were applied towards the purchase of 33,214 shares of Common Stock by Messrs. Weiss and Sides in the Second Private Placement.

          R & W Associates, a partnership controlled by Messrs. Weiss and Sides, purchased approximately $86,000 in computer equipment which it, in turn, sold to the Company at cost in exchange for the Company's promissory note. The note carried interest at the lowest rate permitted under the Code that would not result in imputed interest and was applied towards the purchase of 24,874 shares of Common Stock by Messrs. Weiss and Sides in the Second Private Placement.

          On July 30, 1993, Messrs. Weiss and Sides, through R & W Associates, loaned the Company $25,000. The loan was applied towards the purchase of 9,630 shares of Common Stock by Messrs. Weiss and Sides in the Third Private Placement.

          In the Third Private Placement, Mr. Weiss purchased 64,196 shares of Common Stock for $166,660 and Mr. Sides purchased 32,102 shares of Common Stock for $83,340.

          In the Fourth Private Placement, each of Messrs. Weiss and Sides purchased $15,000 in principal amount of the 8% Notes.


          In the Fifth Private Placement, Messrs. Weiss and Sides each purchased 30,816 shares of Common Stock for a purchase of $50,000 and each exchanged the 8% Notes held by him for 9,244 shares of Common Stock.

          During March 1992, Howard Miller, an existing stockholder of, and then consultant to and member of the Board of Directors of the Company (until
April 10, 1995), loaned the Company $100,000.   Mr. Miller's loan was repaid
with a portion of the proceeds of the First Private Placement. Mr. Miller and some of his relatives purchased 45,338 shares of Common Stock for $156,000 in the First Private Placement and 11,770 shares of Common Stock in the Second Private Placement for $40,000. After the closing of the First Private Placement, Mr. Miller was paid $11,600 for consulting services pursuant to an oral arrangement with the Company.

          In the Third Private Placement, Mr. Miller purchased 30,816 shares of Common Stock for $80,000 and his relatives purchased 30,816 shares of Common Stock for $80,000. In the Fourth Private Placement, Mr. Miller purchased $10,000 in principal amount of the 8% Notes. In the Fifth Private Placement, Mr. Miller exchanged the 8% Notes held by him for 6,162 shares of Common Stock.

          In the Third Private Placement, Helaine Fischer, a former Vice President of Sales and Marketing, purchased 11,554 shares of Common Stock for $30,000 and Michael Suleski, Vice President of Engineering, purchased 2,310 shares of Common Stock for $6,000. Payment was made by each by the application of accrued and unpaid salary.

          Isaac Sherman and Nahum L. Gordon, partners in the law firm of Moroze Sherman Gordon & Gordon, P.C., counsel to the Company, and David Z. Gordon, a former partner in such firm, are each shareholders of the Company. Nahum L. Gordon and David Z. Gordon were also members of the Board of Directors from June 5, 1992 through April 10, 1995. Nahum L. Gordon and David Z. Gordon each purchased 21,786 shares of Common Stock in the First Private Placement for $75,000 and 29,044 shares of Common Stock in the Second Private Placement for $100,000. In the Third Private Placement, they each purchased 44,298 shares of Common Stock for $115,000. In the Fourth Private Placement, they each purchased $15,000 in principal amount of the 8% Notes. In the Fifth Private Placement, Nahum L. Gordon purchased 3,082 shares of Common Stock for $5,000, and both David Z. Gordon and Nahum L. Gordon exchanged the 8% Notes held by each of them for 9,244 shares of Common Stock.

          In August 1994, at the request of the Company, some members of Moroze Sherman Gordon & Gordon, P.C. accepted a note (the "MSG&G Note") in the face amount of $150,000 to evidence $150,000 of fees and disbursements due to such firm, and the holders thereof were issued warrants to purchase 18,490 shares. They agreed to extend the maturity of the MSG&G Note to the earlier of (i) September 30, 1995 or (ii) the consummation of the public offering, and the MSG&G Note was paid from the proceeds of the public offering. In 1994 and 1995, the Company paid Moroze Sherman Gordon & Gordon, P.C. approximately

$815,000 in legal fees and related disbursements (inclusive of the principal amount of the MSG&G Note), some of which amount related to services rendered in 1993.

          In July 1995, the Company issued (for benefits conferred upon the Company) options to purchase 35,000 shares of Common Stock at $2.50 per share to David Gordon, and options to purchase 35,000 shares of Common Stock at $2.50 per share to Nahum Gordon, under the 1995 Option Plan. Such options are exercisable in full at any time after October 15, 1995 and expire ten years from the date of grant.

          On February 27, 1995, Mr. Weiss loaned the Company $100,000 on a
non-interest bearing basis.   Such loan was repaid in two equal installments of
$50,000 on March 13, 1995 and April 12, 1995, respectively, from revenues generated by the Company.

          On April 27, 1995 Mr. Weiss guaranteed the payment of $45,000 to a former landlord of the Company.

Bridge Financing

          In April 1995, the Company completed the Bridge Financing, in which it issued Bridge Notes in the aggregate principal amount of $2,365,000 and Bridge Warrants to acquire an aggregate of 860,000 shares of Common Stock.
The Bridge Notes bore interest at the rate of 9% per annum and were repaid from the proceeds of the public offering in September, 1995. The Bridge Warrants are exercisable for five years after their issuance date at an exercise price of $1.125 per share. The shares issuable upon the exercise of the Bridge Warrants were registered pursuant to the Company's 1995 registration statement, and holders of Bridge Warrants are entitled to certain demand and "piggyback" registration rights with respect to the underlying shares of Common Stock. As of May 31, 1996, Bridge Warrants to purchase 494,254 shares of Common Stock had been exercised.

                                    Item 2

                       PROPOSAL TO AMEND THE COMPANY'S
             CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED
                                 COMMON STOCK

          The Company's Certificate of Incorporation presently authorizes the issuance of 15,000,000 shares of Common Stock. As of June 13, 1996 there were 7,714,681 shares of Common Stock issued and outstanding and 5,767,880 reserved for issuance under the Company's 1993 and 1995 Stock Option Plans, Class A Warrants, and other outstanding warrants, options and convertible notes, leaving a balance of 1,517,439 authorized, unissued and unreserved shares of Common Stock.

          Because of the limited number of shares of Common Stock available to be issued, the Board of Directors has adopted resolutions declaring it advisable that the Certificate of Incorporation of the Company be amended, subject to approval of shareholders, to increase the authorized Common Stock from 15,000,000 shares to 30,000,000 shares. The Board recommends that shareholders approve the amendment to Article FOURTH of the Certificate of Incorporation to so increase the authorized Common Stock so that, as amended, Article FOURTH shall read as follows:

         "FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is 30,000,000 shares of Common Stock, par value $.01 per share."

          The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. If the proposed amendment is approved by the shareholders, it will become effective upon filing and recording a Certificate of Amendment as required by the General Corporation Law of the State of Delaware.

          Although the Company has no present plans, agreements, or understandings regarding the issuance of the proposed additional shares, the Board of Directors believes that adoption of the amendment is advisable because it will provide the Company with greater flexibility in connection with possible future financing transactions , acquisitions of other companies or business properties, stock dividends or splits, employee benefit plans, and other proper corporate purposes, and other programs to facilitate expansion and growth. Moreover, having such additional authorized shares available will give the Company the ability to issue shares without the expense and delay of a special meeting of shareholders. Such a delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's shares. Except as otherwise required by applicable law or Nasdaq rules, authorized but unissued shares of Common Stock may be issued at such time, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by shareholders.

          Since the issuance of additional shares of Common Stock, other than on a pro rata basis to all current shareholders, would dilute the ownership interest of a person seeking to obtain control of the Company, such issuance could be used to discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company, and has no present intention to use the additional authorized shares to deter a change in control.

          The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is needed to approve the proposed amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION, AS SET FORTH ABOVE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                                    Item 3

       PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO
            CHANGE THE COMPANY'S NAME TO PAPERCLIP SOFTWARE, INC.

          On June 10, 1996, the Board of Directors unanimously recommended an amendment to the Company's Certificate of Incorporation to change the Company's name to PaperClip Software, Inc. This change is intended to make the Company's name more accurately reflect its business.

          As amended, Article FIRST of the Company's Certificate of Incorportation to reflect the Company's new name shall read as follows:

          "FIRST:   The name of the corporation is PaperClip Software, Inc."

          The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is needed to approve the proposed amendment to the Company's Certificate of Incorporation to change its name to PaperClip Software, Inc.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE ITS NAME TO PAPERCLIP SOFTWARE, INC., AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                    Item 4

                       PROPOSAL TO AMEND THE COMPANY'S
                            1995 STOCK OPTION PLAN

          The Company's 1995 Option Plan, approved by shareholders in May, 1995, provides for incentive and non-qualified stock options to be issued to key employees, directors, former directors and consultants, in order to attract and retain such key personnel and executives with the ability to achieve the corporate objectives necessary to increase shareholder value. Such incentives encourage the holder to manage the Company's business in the best interests of shareholders by creating an identity of interest with the shareholders.

          The 1995 Option Plan had inadvertently included in it an administrative concept that committee members administering the 1995 Option Plan must be "disinterested persons," meaning a person who is not, and for the previous year had not been, eligible to be granted options under the 1995 Option Plan or any other option plan of the Company. This would preclude the issuance of options to any director or former director or consultant, all of whom were granted 1995 Options as follows:


                        Position with          No. of                                 Exercise
Name                    Company                Options           Term                   Price

William Weiss         Chief Executive          50,000(1)        1/2/2006              $   2.375
                      Officer, Director
                      and Treasurer

Sol Rosenberg         President and            50,000(1)        1/2/2006              $   2.375
                      Director

Michael Suleski       V.P. Engineering         15,408(2)       9/13/1999              $   2.595
                      Secretary and Director   16,000(2)        1/2/2006              $    .005
                                               24,000(1)        1/2/2006              $   2.375

Nahum Gordon          Former Director          15,000(1)        1/2/2006              $   2.375
                      and Counsel              35,000(1)       7/11/2005              $   2.50

David Gordon          Former Director          15,000(1)        1/2/2006              $   2.375
                      and Former Counsel       35,000(1)       7/11/2005              $   2.50

Stephen Kornfeld      Consultant               20,000(3)        1/2/2001              $   1.25

                                      12

Reference is made to Item 1, "Election of Directors," "Executive Compensation - Options, Warrants or Rights," "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions."

_______________

(1)      1995 Options.

(2)      1993 Options.

(3) Over the next three years Mr. Kornfeld has a contractual right to obtain options for 20,000 shares each year, exercisble for five years from the date of grant at $1.25 per share.

          Absent the deletion of the unnecessary and inadvertently included administrative concept of "disinterested person" involved in administering the 1995 Option Plan (the Board of Directors then administering the 1995 Option Plan, Messrs. Weiss, Rosenberg and Suleski, each of whom received 1995
Options, thereby precluding their status as "disinterested person") could potentially impugn the grant of any options under the 1995 Option Plan, including those to the directors administering the 1995 Option Plan.

          The Board of Directors has amended the 1995 Option Plan by deleting the unnecessary and inadvertent inclusion of any concept of "disinterested persons" being involved in the administration of the 1995 Option Plan in three places, to wit, (i) the second and third sentences of Section 4, (ii) the clause "other than any member of the Committee" in Section 4(a), and (iii) the second sentence of Section 5. Those sections are set forth below in full with the deleted portions lined out.


                   Amended Sections of the 1995 Option Plan

The lined out portions reflect the proposed deletions of the 1995 Option Plan to be so amended.

          "4.      Administration of the Plan.  The Plan shall be administered by the Committee. The Committee shall consist of no fewer than two (2) members of the Board, who shall be designated by the Board. No person shall serve as a member of the Committee unless he or she is a "disinterested person," as such term is then currently defined pursuant to the rules and regulations of Section 16 of the Securities Exchange Act of 1934. (As last defined, the term "disinterested person" means a person who is not (and for the previous year had not been) eligible for selection as a person to whom a stock option or stock rights may be granted under this Plan or any other plan
of the Company or its affiliates.   A majority of the  Committee shall
constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee under the Plan, and in addition to the other authorizations granted to the Committee under the Plan, the Committee shall have full and final authority in its absolute discretion:



         (a) to select the Key Employees, directors, former directors, consultants, and other persons who have conferred substantial benefit upon the Company, other than any member of the Committee, to whom options will be granted;

         (b) to determine the number of shares of Common Stock subject to any option;

         (c)      to determine the time when options will be granted;

         (d) to determine the option price of Common Stock subject to an option;

         (e)      to determine the time when each option may be exercised;

         (f) to determine at the time of grant of an option whether and to what extent such option is an Incentive Stock Option;

         (g) to prescribe the form of the option agreements governing the option which are granted under the Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable, provided such provisions are not contrary to the terms and conditions of either the Plan or, where the option is an Incentive Stock Option, Section 422A of the Code;


         (h) to adopt, amend, and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan; and

         (i) to construct and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees under the Plan and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken in good faith by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

          5. Persons Eligible for Options. Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to such Key Employees, directors, former directors, consultants and other persons who have conferred substantial benefit upon the Company, as designated by the Committee, whose initiative and efforts, in the Committee's judgment, have contributed or may be expected to contribute to the continued growth and future success of the Company and/or its Subsidiaries. The members of the Committee shall not be eligible to receive an option under the Plan." No options shall be granted to any Key Employee during any period of time when he is on leave of absence. The Committee may grant more than one option to the same Optionee."

          Shareholder approval is necessary in order to continue the 1995 Option Plan and ratify the options granted heretofore, to insure continuity of the prior reporting of outstanding options under the 1995 Option Plan by the Company and officers and directors of the Company with the Securities and Exchange Commission and shareholders, and to insure the incentives to the key employees, officers, directors and consultants to the Company.

          The affirmative vote of a majority of votes cast at the Annual Meeting of Shareholders is necessary to approve and ratify the amendment to the 1995 Option Plan.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND AND RATIFY THE COMPANY'S 1995 STOCK OPTION PLAN, AS SET FORTH ABOVE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   AUDITORS

          The Board of Directors has reappointed Arthur Andersen as its independent accountants to audit the financial statements of the Company for the current fiscal year. That firm has acted as accountants for the Company since 1992.

          A representative of Arthur Andersen is expected to be present at the

Annual Meeting and will have the opportunity to make a statement if desired to do so. The representative will also be available to respond to appropriate questions from any shareholder present at the meeting.

                     SUBMISSION OF SHAREHOLDER PROPOSALS

          Any shareholder proposal to be considered by the Company for inclusion in the 1997 Proxy Statement must be received by the Company not later than March 29, 1997. Any such proposal should be sent to the Secretary of the Company, Three University Plaza, Hackensack, New Jersey 07601. Any such proposal should provide the reason for it, the complete text of any resolution and other specified matters, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

                                OTHER MATTERS

          Management is not aware of any other matter to be presented for action at the meeting other than the proposals to (i) elect directors, (ii) amend the Certificate of Incorporation (a) to increase the authorized shares of Common Stock, and (b) to change the Company's name, and (iii) to approve and ratify the amendments to the Company's 1995 Option Plan as set forth in the accompanying Notice of Annual Meeting and in this Proxy Statement, and management does not intend to bring any other matter before the meeting. However, if any other matter should be presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment and in the best interests of the Company.

                  AVAILABILITY OF FORM 10-KSB ANNUAL REPORT

          A copy of the Company's Annual report on Form 10-KSB and Form 10-KSB/A for the year ended December 31, 1995, has been included in this Proxy Statement, but exclusive of certain exhibits filed therewith. These exhibits are available without charge to shareholders of record on June 13, 1996 upon request to Michael Suleski, Secretary, Three University Plaza, Hackensack, New Jersey 07601.


                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Michael Suleski, Secretary

Hackensack, New Jersey
June 20, 1996

                                                                  Appendix A

                        PROXY/VOTING INSTRUCTION CARD
                       PAPERCLIP IMAGING SOFTWARE, INC.
                 The Board of Directors solicits this proxy.

The undersigned, whose signature appears on the reverse side, hereby appoints William Weiss and Nahum Gordon, jointly and severally, proxies with full power of substitution to vote all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of PAPERCLIP IMAGING SOFTWARE, INC. on Monday, July 29, 1996, or adjournments thereof, on Items 1 through 4 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a new nominee if any nominee has become unavailable) and on such other matters as may properly come before the meeting.

Nominees for Director:

William Weiss, Sol Rosenberg and Michael Suleski

You are encouraged to specify your choices by marking the appropriate boxes, [SEE REVERSE SIDE], but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations.

|X| Please mark your votes as in this example.

          This proxy when properly executed will be voted as you specify below. If you do not specify otherwise, the proxy will be voted FOR election of directors and FOR Items 2, 3 and 4.

                         The Board of Directors recommends a vote FOR Items 1-4.

1.       Election of Directors (See Reverse) FOR [ ]   WITHHELD [ ]
(For, except vote withheld from the following nominee(s):

- --------------------------------------------------------------------------------

2. Proposal to approve the amendment to Article FOURTH of the Company's Certificate of Incorporation to increase the authorized Common Stock.

                                     FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3. Proposal to approve the amendment to Article FIRST of the Company's Certificate of Incorporation to change its name to PaperClip Software, Inc.

                                     FOR [ ]   AGAINST [ ]   ABSTAIN [ ]


4.       Proposal to approve and ratify    FOR [ ]   AGAINST [ ]   ABSTAIN [ ]
         the amendments to the Company's
         1995 Stock Option Plan.

5. In their discretion, such other business as may properly come before the meeting.

Signature(s) __________________________________________ DATE ____________, 1996

NOTE: Please sign exactly as name appears on this Proxy. When signing as executor, administrator, trustee or the like please give full title.


                                              I will attend the meeting [ ]